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                                                                   EXHIBIT 16.1


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


April 4, 2002


Dear Sir/Madam:


         We have read Item 4 included in the Form 8-K dated April 4, 2002 of Certegy Inc. to be filed with the Securities and Exchange Commission and agree with the statements contained in Item 4.


                                    Very truly yours,


                                    /s/Arthur Andersen LLP


Copy to:      Mr. Michael T. Vollkommer
              Corporate Vice President
              and Chief Financial Officer
              Certegy Inc.